UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2008

BioCryst Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Parkway Lake Drive, Birmingham, Alabama	35244
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 444-4600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement:

On May 2 2008, BioCryst Pharmaceuticals, Inc. (“BioCryst”) received notice that F. Hoffmann-La Roche Ltd. and Hoffman-La Roche, Inc. (hereinafter “Roche”) was exercising the “no cause” termination right under the Development and License Agreement By and Between BioCryst and Roche for BCX-4208. The collaboration with Roche for the worldwide development and commercialization of BCX-4208 was formed in November 2005 and provided the Company with an upfront payment and future event payments, payable if and when specified events described in the agreement occurred, and royalties commensurate with the value of the collaboration on product net sales (see Exhibit 10.2 to the Company’s Form 8-K/A filed December 22, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2008

BioCryst Pharmaceuticals, Inc.

By: /s/ Michael A. Darwin
Michael A. Darwin
Vice President Finance and Principal Accounting Officer